Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of January 16, 2024 (the “Execution Date”) by and between Indonesia Energy Corporation Limited, a Cayman Islands exempted company (the “Company”) and Chia Hsin “Charlie” Wu, an individual (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement that became effective as of February 1, 2019 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree to amend the Agreement as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to Section 1. Effective January 16, 2024, the Company and the Executive hereby completely amend and restate Section 1 of the Agreement and replace such Section in its entirety with the following: “As of the Effective Date, the Company shall employ the Executive as, and the Executive hereby accepts the position of, chief technology officer (“CTO”) of the Company (the “Employment”) on the terms and conditions set forth herein.”

3. Base Salary Acknowledgement. The Company acknowledges and agrees that the Executive’s pre-tax annual base salary will remain at US$204,000.

4. Amendment to Section 3. Effective January 16, 2024, the Company and the Executive hereby completely amend and restate Section 3(a) of the Agreement and replace such Section 3(a) in its entirety with the following: “The Executive’s duties at the Company will include all the duties and responsibilities typically associated with the office of CTO of a similarly sized, U.S. listed public company in the oil and gas exploration and production sector. As CTO of the Company, the Executive shall be responsible for, amongst other customary matters as may be determined from time to time by the Company’s Board of Directors (including any designated committee thereof, the “Board”), the duties and responsibilities as set out in APPENDIX A hereto (which Appendix is incorporated by reference herein and made a part hereof). During the term of his Employment, Executive shall report to and be responsible to the Chief Executive Officer of the Company (the “CEO”).”

5. Effective January 16, 2024, the Company and the Executive hereby completely amend and restate APPENDIX A of the Agreement and replace such Section in its entirety with APPENDIX A attached herein.

6. No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and in full force and effect.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this First Amendment to Employment Agreement as of the date first above written.

Indonesia Energy Corporation Limited

By:	/s/ Wirawan Jusuf
Wirawan Jusuf
CEO

/s/ Chia Hsin “Charlie” Wu
Chia Hsin “Charlie” Wu

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APPENDIX A

Chief Technology Officer (“CTO”) job description:

●	Lead the strategy for technology platforms for exploration, development & production activities

●	Represent the technological agenda in staff meetings

●	Identify, compare, select and implement technology solutions to meet current and future needs

●	Create overall technology standards and practices and ensure adherence

●	Consolidate our technology platforms and create plans for each

●	Track, analyze and monitor technology performance metrics

●	Keep abreast of new technology trends and best practices in the oil and gas industry

●	Take the initiative in thought leadership, innovation and creativity

●	Work closely with Marketing, Business Development and Operations to define and deliver new products and enhancements